CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of BNC Bancorp on Form S-4, of our report dated March 27, 2013, relating to the consolidated financial statements of Randolph Bank & Trust Company as of December 31, 2012 and 2011 and for each of the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis PLLC

Charlotte, North Carolina
June 25, 2013